Exhibit 99.2

F O U R T H   Q U A R T E R   2 0 2 3   S U P P L E M E N T A L

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Value Creation	4
Development Projects	4
Guidance	5
Financial Information
Same Store Net Operating Income (NOI)	6
Consolidated Statements of Operations	7
Consolidated NOI	8
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	8
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	8
Consolidated Balance Sheets	9
Capital Structure and Debt Summary	10
Capital Markets Activity	10
Net Asset Value Components	11
Operational & Portfolio Information
Leasing Activity	12
Lease Expiration Schedule	12
Leased Square Feet and Annualized Base Rent by Tenant Industry	13
Leased Square Feet and Annualized Base Rent by Type	14
Top 10 Tenants by Annualized Base Rent	15
Lease Segmentation by Size	15
Rentable Square Feet and Annualized Base Rent by Market	16
Total Acquisition and Replacement Cost by Market	16
Appendix
Glossary	17

Forward-Looking Statements: This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 17-18. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 8.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment trust company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	IR@plymouthreit.com	New York, NY 10004
www.plymouthreit.com		212.509.4000

Executive Management

Jeffrey E. Witherell	Anthony J. Saladino	James M. Connolly	Lyndon J. Blakesley
Chief Executive Officer	Executive Vice President	Executive Vice President	Senior Vice President
and Chairman	and Chief Financial Officer	Asset Management	and Chief Accounting Officer

Benjamin P. Coues	Anne A. Hayward	Daniel Hefferman	Scott L. Robinson
Senior Vice President	Senior Vice President	Senior Vice President	Senior Vice President
and Head of Acquisitions	and General Counsel	Asset Management	Corporate Development

Board of Directors

Philip S. Cottone	Richard J. DeAgazio	David G. Gaw	John W. Guinee
Independent Director	Independent Director	Lead Independent Director	Independent Director

Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Director	Chief Executive Officer
and Chairman

Equity Research Coverage[1]

Baird	BMO Capital Markets	BNP Paribas Exane	B Riley Securities
Nicholas Thillman	John Kim	Nate Crossett	Bryan Maher
414.298.5053	212.885.4115	646.725.3716	646.885.5423

Colliers Securities	JMP Securities	J.P. Morgan	KeyBanc Capital Markets
Barry Oxford	Mitch Germain	Mike Mueller	Todd Thomas
203.961.6573	212.906.3537	212.622.6689	917.368.2375

Truist Securities
Anthony Hau
212.303.4176

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on February 22, 2024 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through February 29, 2024 by dialing (877) 344-7529 and entering the replay access code, 8599062.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 12/31/2023

Portfolio Snapshot		Portfolio Growth ($ in millions)[7]

Number of Properties	156
Number of Buildings	211
Square Footage	34,025
Occupancy	98.1%
WA Lease Term Remaining (yrs.)[1]	3.3
Total Annualized Base Rent (ABR)[2]	$150,747
Q4 Rental Rate Increase - Cash Basis[3]	23.4%
Q4 Rent Collections	99.9%

Acquisition Activity

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]

Multiple	Full Year 2022	44	$ 253,655	4,164,864	6.1%	$ 71.54

Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		187	$ 1,426,215	29,894,952	7.4%	$ 55.94

Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1)	The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2023, multiplied by 12. Excludes rent abatements.
3)	Based on approximately 1.0 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.
7)	Acquisitions include capitalized costs in accordance to GAAP for development properties placed in-service.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Lease-up / Building Refurbishment	New Industrial Development	Disposition / Value Realized

Indianapolis	Jacksonville	Chicago
Expanded existing tenant in the building by an additional 42,910 square feet and extended term for 15 years at a rental rate increase of 18% over expiring rents.	Delivered two buildings in 2023 totaling 80,322 square feet, both of which are fully leased.	Sold a 306,552 square-foot industrial building at 6510 West 73rd Street in Chicago.
Expanded other existing tenant by an additional 147,310 square feet for 4 years without any downtime.	Commenced construction on a third, 100% pre-leased building at Liberty Business Park which will comprise 52,920 square feet. The anticipated delivery is Q3 2024.	Net proceeds after the payoff of a $6.7 million mortage, return of lender escrow reserves, and other adjustments were $14.0 million.
The property was acquired at a going-in yield of 6.9%. Stabilized yield is now 8% with leases with escalations averaging 3.75%.	Marketing an additional fully designed and permit-ready site at Liberty Business Park that can provide 41,958 square feet.	The disposition yielded a 4.9% cap rate on in-place NOI and an IRR of 31.1% over a six-year hold period.

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. Thus far Plymouth has achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on both the Boston and first Atlanta developments.[1]

Development Projects (as of 12/31/2023)

The Company has identified over 1.7 million SF of developable GLA with 52,920 SF currently under construction and 719,702 SF recently completed. The total investment in development currently under construction is approximately $1.6 million as of 12/31/2023 against a budget of approximately $7.4 million. The total investment in completed developments is approximately $61.1 million. The proforma stabilized cash NOI yields on development projects under construction and completed range between 7.0% - 9.0%.

		Total Rentable			Estimated
Under Construction[2]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completion
Jacksonville - Liberty II	1	52,920	100%	22%	Q3 2024
	1	52,920

		Total Rentable
Completed [3]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	31%	100%	Q1 2023
Atlanta - New Calhoun II	1	180,000	40%	100%	Q3 2023
Jacksonville - Salisbury	1	40,572	100%	100%	Q3 2023
Jacksonville - Liberty I	1	39,750	100%	100%	Q4 2023
		719,702

1)	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2)	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Components on page 11 of this Supplemental Information for additional details on the Company's development activities.
3)	Completed buildings are included within portfolio occupancy and square footage metrics as of December 31, 2023.

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

	Full Year 2024 Range[1]
	Low	High

Core FFO attributable to common stockholders and unit holders per share	$1.88	$1.92
Same Store Portfolio NOI growth - cash basis[2]	7.00%	7.50%
Average Same Store Portfolio occupancy - full year	97.5%	98.5%
General and administrative expenses[3]	$15,650	$15,150
Interest expense, net	$37,650	$37,150
Weighted average common shares and units outstanding[4]	45,880	45,880

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:

	Full Year 2024 Range[1]
	Low	High
Net income/(loss)	$(0.12)	$(0.08)
Depreciation and amortization	2.00	2.00
	$1.88	$1.92

1)	Our 2024 guidance refers to the Company's in-place portfolio as of February 19, 2024 and does not include the impact from prospective acquisitions, dispositions, or capitalization activities.
2)	The Same Store Portfolio consists of 200 buildings aggregating to 31,245,756 rentable square feet, representing approximately 92% of the total in-place portfolio square footage. The Same Store projected performance reflects annual NOI growth on a cash basis, excluding termination income. The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2022. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2023 or 2024 (6 buildings representing approximately 1,755,000 of rentable square feet) or under contract for sale.
3)	Includes non-cash stock compensation of $4.1 million for 2024.
4)	As of February 19, 2024, the Company has 45,872,375 common shares and units outstanding.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics

Square footage	30,833	Includes[1]: wholly owned properties as of December 31, 2021; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	137
Number of buildings	182
Percentage of total portfolio square footage	90.6%	Excludes[2]: wholly owned properties classified as repositioning, lease-up during 2022 or 2023 (8 buildings representing approximately 935,000 of rentable square feet) and under contract for sale.
Occupancy at period end	98.4%

Same Store NOI - GAAP Basis

	Three Months Ended December 31,
	2023	2022	$ Change	% Change

Rental revenue	$44,972	$42,532	$2,440	5.7%
Property expenses	13,420	12,903	517	4.0%
Same Store NOI - GAAP Basis	$31,552	$29,629	$1,923	6.5%

Same Store NOI excluding early termination income - GAAP Basis	$31,528	$29,563	$1,965	6.6%

	Year Ended December 31,
	2023	2022	$ Change	% Change

Rental revenue	$177,502	$169,910	$7,592	4.5%
Property expenses	55,323	52,154	3,169	6.1%
Same Store NOI - GAAP Basis	$122,179	$117,756	$4,423	3.8%

Same Store NOI excluding early termination income - GAAP Basis	$121,862	$117,549	$4,313	3.7%

Same Store NOI - Cash Basis

	Three Months Ended December 31,
	2023	2022	$ Change	% Change

Rental revenue	$44,900	$41,635	$3,265	7.8%
Property expenses	13,420	12,903	517	4.0%
Same Store NOI - Cash Basis	$31,480	$28,732	$2,748	9.6%

Same Store NOI excluding early termination income - Cash Basis	$31,456	$28,666	$2,790	9.7%

	Year Ended December 31,
	2023	2022	$ Change	% Change

Rental revenue	$175,522	$163,821	$11,701	7.1%
Property expenses	55,323	52,154	3,169	6.1%
Same Store NOI - Cash Basis	$120,199	$111,667	$8,532	7.6%

Same Store NOI excluding early termination income - Cash Basis	$119,882	$111,460	$8,422	7.6%

1)	For the three months and years ended December 31, 2023 and 2022, our Same Store Portfolio includes the 28-building Memphis Industrial Portfolio which we acquired the remaining 80% interest in our former unconsolidated JV on March 11, 2022.
2)	Sold a 306,552 square-foot building, 0.9% of Plymouth REIT's portfolio, at 6510 West 73rd Street in Chicago to an owner operator for net proceeds of $14.0 million. Additionally, a 156,634 square-foot building has been removed from the same store portfolio as it was disposed in Q4 2023 for net proceeds of $16.2 million. Refer to the 2023 Annual Report on Form 10-K for additional information.

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended December 31,		For the Year Ended Decemer 31,
	2023	2022	2023	2022

Revenues:
Rental revenue	$38,642	$36,576	$151,458	$141,085
Tenant recoveries	12,112	10,746	48,302	42,357
Management fee revenue and other income	30	4	88	94
Total revenues	$50,784	$47,326	$199,848	$183,536

Operating expenses:
Property	15,144	14,232	62,542	56,601
Depreciation and amortization	22,793	23,553	92,891	95,312
General and administrative	4,318	4,163	14,904	15,939
Total operating expenses	$42,255	$41,948	$170,337	$167,852

Other income (expense):
Interest expense	(9,686)	(8,914)	(38,278)	(32,217)
Earnings (loss) in investment of unconsolidated joint venture[1]	—	—	—	(147)
Loss on extinguishment of debt	—	—	(72)	(2,176)
Gain on sale of real estate[2]	10,534	—	22,646	—
(Appreciation) depreciation of warrants[3]	—	—	—	1,760
Total other income (expense)	$848	$(8,914)	$(15,704)	$(32,780)

Net income (loss)	$9,377	$(3,536)	$13,807	$(17,096)

Less: Net income (loss) attributable to non-controlling interest	101	(40)	147	(210)

Net income (loss) attributable to Plymouth Industrial REIT, Inc.	$9,276	$(3,496)	$13,660	$(16,886)

Less: Preferred Stock dividends	—	917	2,509	4,866
Less: Series B Preferred Stock accretion to redemption value	—	—	—	4,621
Less: Loss on extinguishment/redemption of Series A Preferred Stock	—	19	2,023	99
Less: Amount allocated to participating securities	84	62	337	256
Net income (loss) attributable to common stockholders	$9,192	$(4,494)	$8,791	$(26,728)

Net income (loss) per share attributable to common stockholders - basic[4]	$0.20	$(0.11)	$0.20	$(0.67)

Net income (loss) per share attributable to common stockholders - diluted[4]	$0.20	$(0.11)	$0.20	$(0.67)

Weighted-average common shares outstanding - basic	44,879	42,569	43,555	39,779
Weighted-average common shares outstanding - diluted	44,992	42,569	43,632	39,779

1)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
2)	For the year ended December 31, 2023, the Company sold two properties totaling 463,186 square feet, recognizing a net gain of $22,646.
3)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.
4)	Refer to Note 13 in the 2023 Annual Report on Form 10-K for additional information.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands, except per-share amounts)

Consolidated NOI

	For the Three Months Ended December 31,		For the Year Ended Decemer 31,
	2023	2022	2023	2022

Net income (loss)	$9,377	$(3,536)	$13,807	$(17,096)
General and administrative	4,318	4,163	14,904	15,939
Depreciation and amortization	22,793	23,553	92,891	95,312
Interest expense	9,686	8,914	38,278	32,217
(Earnings) loss in investment of unconsolidated joint venture[1]	—	—	—	147
Loss on extinguishment of debt	—	—	72	2,176
Gain on sale of real estate	(10,534)	—	(22,646)	-
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
Management fee revenue and other income	(30)	(4)	(88)	(94)
Net Operating Income	$35,610	$33,090	$137,218	$126,841

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net income (loss)	$9,377	$(3,536)	$13,807	$(17,096)
Depreciation and amortization	22,793	23,553	92,891	95,312
Interest expense	9,686	8,914	38,278	32,217
Loss on extinguishment of debt	—	—	72	2,176
Gain on sale of real estate	(10,534)	—	(22,646)	—
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
EBITDAre	$31,322	$28,931	$122,402	$110,849
Stock compensation	838	1,105	2,966	2,603
Acquisition expenses	—	—	85	201
Pro forma effect of acquisitions/developments[3]	432	168	1,735	2,517
Adjusted EBITDA	$32,592	$30,204	$127,188	$116,170

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net income (loss)	$9,377	$(3,536)	$13,807	$(17,096)
Gain on sale of real estate	(10,534)	$—	(22,646)	$—
Depreciation and amortization	22,793	23,553	92,891	95,312
Depreciation and amortization from unconsolidated joint venture	—	—	—	268
FFO	$21,636	$20,017	$84,052	$78,484
Preferred stock dividends	—	(917)	(2,509)	(4,866)
Acquisition expenses	—	—	85	201
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
Loss on extinguishment of debt	—	—	72	2,176
Core FFO	$21,636	$19,100	$81,700	$74,235
Amortization of debt related costs	476	566	2,184	2,163
Non-cash interest expense	582	666	984	2,248
Stock compensation	838	1,105	2,966	2,603
Capitalized interest	(134)	(604)	(1,102)	(1,125)
Straight line rent	(111)	(637)	(1,944)	(3,682)
Above/below market lease rents	(401)	(519)	(2,221)	(3,151)
Recurring capital expenditures[4]	(880)	(1,353)	(5,743)	(6,793)
AFFO	$22,006	$18,324	$76,824	$66,498

Weighted-average common shares and units outstanding[5]	45,740	43,340	44,413	40,553
Core FFO attributable to common stockholders and unit holders per share	$0.47	$0.44	$1.84	$1.83
AFFO attributable to common stockholders and unit holders per share	$0.48	$0.42	$1.73	$1.64

1)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture.
2)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.
3)	Represents the estimated impact of wholly owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.
4)	Excludes non-recurring capital expenditures of $6,181 and $17,390 for the three months ended December 31, 2023 and 2022, respectively, and $30,366 and $60,350 for the years ended December 31 2023 and 2022 respectively.
5)	Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of December 31, 2023 and excludes 51,410 performance stock units as they are deemed to be non-participatory.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	December 31, 2023	December 31, 2022
ASSETS
Real estate properties:
Land	$226,020	$231,829
Building and improvements	1,341,846	1,324,017
Less accumulated depreciation	(268,046)	(205,629)
Total real estate properties, net	$1,299,820	$1,350,217

Cash, cash held in escrow and restricted cash	26,204	31,213
Deferred lease intangibles, net	51,474	70,718
Interest rate swaps[1]	21,667	30,115
Other assets	42,734	39,055
Total assets	$1,441,899	$1,521,318

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$266,887	$389,531
Unsecured debt, net[2]	603,390	524,845
Interest rate swaps[1]	1,161	—
Accounts payable, accrued expenses and other liabilities	73,904	72,551
Deferred lease intangibles, net	6,044	8,918
Financing lease liability[3]	2,271	2,248

Total liabilities	$953,657	$998,093

Preferred stock - Series A	$—	$46,844

Equity:
Common stock	$452	$428
Additional paid in capital	644,938	635,068
Accumulated deficit	(182,606)	(194,243)
Accumulated other comprehensive income	20,233	29,739
Total stockholders' equity	483,017	470,992
Non-controlling interest	5,225	5,389
Total equity	$488,242	$476,381

Total liabilities, preferred stock and equity	$1,441,899	$1,521,318

1)	Represents the fair value of the Company's interest rate swaps. We minimize the credit risk in our derivative financial instruments by entering into transactions with various high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets on the accompanying consolidated balance sheets. A summary of the Company's interest rate swaps and accounting are detailed in Note 8 of our Annual Report on Form 10-K.
2)	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
3)	As of December 31, 2023, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 32 years. Refer to our 2023 Anual Report on Form 10-K for expanded disclosure.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands, except per-share amounts) as of 12/31/2023

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
Ohio National Life Mortgage[1]	August-24	4.14%	$ 21,000	$ 18,409
Allianz Loan	April-26	4.07%	63,115	61,260
Nationwide Loan	October-27	2.97%	15,000	14,948
Lincoln Life Gateway Mortgage[1]	January-28	3.43%	28,800	28,800
Minnesota Life Memphis Industrial Loan[1]	January-28	3.15%	56,000	54,956
Midland National Life Insurance Mortgage[1]	March-28	3.50%	10,820	10,665
Minnesota Life Loan	May-28	3.78%	21,500	19,569
Transamerica Loan	August-28	4.35%	78,000	59,357
Total / Weighted Average Secured Debt		3.77%	$ 294,235	$ 267,964

Unsecured Debt:
KeyBank Line of Credit	August-25	6.62%[2,3]	$ 350,000	$ 155,400
$100m KeyBank Term Loan	August-26	3.10%[2,3]	100,000	100,000
$200m KeyBank Term Loan	February-27	3.13%[2,3]	200,000	200,000
$150m KeyBank Term Loan	May-27	4.50%[2,3]	150,000	150,000
Total / Weighted Average Unsecured Debt		4.36% `	$ 800,000	$ 605,400

	December 31,	September 30,	June 30,	March 31,	December 31,
Net Debt:	2023	2023	2023	2023	2022
Total Debt[4]	$873,364	$893,877	$925,033	$926,959	$918,728
Less: Cash	26,204	30,272	38,517	38,432	31,213
Net Debt	$847,160	$863,605	$886,516	$888,527	$887,515

Capitalization

	December 31,		September 30,		June 30,		March 31,		December 31,
	2023		2023		2023		2023		2022
Common Shares and Units Outstanding[5]	45,740		45,740		43,591		43,521		43,339
Closing Price (as of period end)	$24.07		$20.95		$23.02		$21.01		$19.18
Market Value of Common Shares[6]	$1,100,962		$958,253		$1,003,465		$914,376		$831,242
Preferred Stock - Series A (at liquidation preference)[8]	—		—		48,845		48,845		48,888
Total Market Capitalization[6,7]	$1,974,326		$1,852,130		$1,977,343		$1,890,180		$1,798,858

Dividend / Share (annualized)	$0.90		$0.90		$0.90		$0.90		$0.88
Dividend Yield (annualized)	3.7%		4.3%		3.9%		4.3%		4.6%
Total Debt-to-Total Market Capitalization	44.2%		48.3%		46.8%		49.0%		51.1%
Secured Debt as a % of Total Debt	30.7%		42.4%		41.9%		42.0%		42.6%
Unsecured Debt as a % of Total Debt	69.3%		57.6%		58.1%		58.0%		57.4%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.5	x	6.7	x	7.1	x	7.1	x	7.3	x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	6.5	x	6.7	x	7.4	x	7.5	x	7.7	x
Weighted Average Maturity of Total Debt (years)	3.0		3.0		3.2		3.4		3.7

Capital Markets Activity

Common Shares	Avg. Price	Offering	Period	Net Proceeds
—	$—	N/A	Q1 2023	$—
70,000	$23.16	ATM	Q2 2023	$1,385
2,130,600	$23.04	ATM	Q3 2023	$48,133
—	$—	N/A	Q4 2023	$—

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	For the month of December 2023, the one-month term SOFR for our unsecured debt was 5.345% and the one-month term SOFR for our borrowings under line of credit was at a weighted average of 5.350%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
3)	As of December 31, 2023, the one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, 1.527% respectively. As of December 31, 2023, $100m of the outstanding borrowings under the KeyBank unsecured line of credit was swapped to a fixed USD-SOFR rate at a weighted average of 4.754%.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
5)	Common shares and units outstanding were 45,250 and 490 as of December 31, 2023, respectively, and 36,111 and 490 for the year ended December 31, 2022, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.
8)	On September 6, 2023 ("Redemption Date"), the Company redeemed all outstanding Series A Preferred Stock in cash at a redemption price equal to $25.00 per share. As of the Redemption Date and through December 31, 2023, the shares of Series A Preferred Stock were no longer outstanding.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 12/31/2023

Net Operating Income		Developable Land

	Three Months
	Ended		Owned	Developable	Under	Est. Investment /	Under
	December 31, 2023	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Est. Completion	Development (SF)[5]
Pro Forma Net Operating Income (NOI)		Atlanta	9	200,000
Total Operating NOI	$ 35,610	Chicago	11	220,000
Pro Forma Effect of New Lease Activity[1]	507	Cincinnati	18	285,308			285,308
Pro Forma Effect of Acquisitions[2]	-	Jacksonville	12	95,587	52,920	$7.4M/Mid-'24	42,667
Pro Forma Effect of Repositioning / Development[3]	641	Memphis	23	475,000
Pro Forma NOI	$ 36,758	St. Louis	31	300,000
		Charlotte	6	100,000
Amortization of above / below market lease intangibles, net	(401)		110	1,675,895	52,920		327,975
Straight-line rental revenue adjustment	(111)
Pro Forma Cash NOI	$ 36,246

Other Assets and Liabilities

Cash, cash held in escrow and restricted cash	$ 26,204
Other assets	$ 42,734
CIP related to development properties	$ 3,575
Accounts payable, accrued expenses and other liabilities	$ 73,904

Debt and Preferred Stock

Secured Debt	$ 267,964
Unsecured Debt	$ 605,400
Common shares and units outstanding[6]	45,740

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Common shares and units outstanding were 45,250 and 490, respectively, as of December 31, 2023.

Plymouth Industrial REIT, Inc.
Leasing Activity

Unaudited as of 12/31/2023

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16

2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.1%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.6%	$ 0.40	$ 0.23
	Total	7,643,881	100%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19

Q1 2023	Renewals	645,885	84.0%	$ 4.62	$ 5.16	11.7%	$ 0.14	$ 0.15
	New Leases	123,081	16.0%	$ 4.56	$ 6.29	37.9%	$ 0.69	$ 0.27
	Total	768,966	100%	$ 4.61	$ 5.34	15.9%	$ 0.23	$ 0.17

Q2 2023	Renewals	1,440,165	68.5%	$ 3.47	$ 3.86	11.2%	$ 0.09	$ 0.10
	New Leases	662,930	31.5%	$ 3.61	$ 4.92	36.0%	$ 0.19	$ 0.37
	Total	2,103,095	100%	$ 3.52	$ 4.20	19.3%	$ 0.12	$ 0.17

Q3 2023	Renewals	1,194,817	67.8%	$ 3.65	$ 4.51	23.6%	$ 0.12	$ 0.18
	New Leases	566,898	32.2%	$ 3.75	$ 4.72	25.9%	$ 0.43	$ 0.37
	Total	1,761,715	100%	$ 3.69	$ 4.58	24.1%	$ 0.25	$ 0.26

Q4 2023	Renewals	664,157	68.7%	$ 3.69	$ 4.41	19.5%	$ 0.22	$ 0.21
	New Leases	302,010	31.3%	$ 4.07	$ 5.35	31.4%	$ 0.36	$ 0.29
	Total	966,167	100%	$ 3.81	$ 4.70	23.4%	$ 0.25	$ 0.23

Total 2023[2]	Renewals	3,945,024	70.4%	$ 3.75	$ 4.36	16.3%	$ 0.14	$ 0.15
	New Leases	1,654,919	29.6%	$ 3.82	$ 5.03	31.7%	$ 0.35	$ 0.35
	Total	5,599,943	100%	$ 3.77	$ 4.56	21.0%	$ 0.21	$ 0.21

Lease Expiration Schedule

Year	Square Footage	ABR[3]	% of ABR Expiring[4]
Available	659,424	$ -	-
2024	4,580,860	20,209,068	13.4%
2025	7,914,431	35,008,462	23.2%
2026	5,310,169	25,270,933	16.7%
2027	4,422,175	20,397,378	13.5%
2028	3,638,154	16,117,289	10.7%
Thereafter	7,499,888	33,744,180	22.5%
Total	34,025,101	$ 150,747,310	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Executed leases scheduled to commence during 2023, excluding leases associated with new construction, total an aggregate of 5,599,943 square feet, all of which are associated with terms of at least six months. The Company will experience a 21.0% increase in rental rates on a cash basis from these leases.
3)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2023, multiplied by 12. Excludes rent abatements.
4)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of December 31, 2023.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 12/31/2023

Industry	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	9,856,430	86	29.5%	$ 40,658,335	27.0%	$ 4.13
Wholesale/Retail	2,239,538	28	6.7%	11,418,223	7.6%	5.10
Automotive	2,192,860	26	6.6%	9,884,416	6.6%	4.51
Printing & Paper	1,935,478	15	5.8%	7,332,446	4.9%	3.79
Home & Garden	1,972,186	20	5.9%	6,813,922	4.5%	3.46
Construction	1,784,318	41	5.3%	8,072,615	5.4%	4.52
Cardboard and Packaging	1,630,027	20	4.9%	6,688,586	4.4%	4.10
Food & Beverage	1,568,810	22	4.7%	7,956,872	5.3%	5.07
Light Manufacturing	1,234,493	12	3.7%	4,490,559	3.0%	3.64
Healthcare	1,017,495	39	3.0%	6,146,387	4.1%	6.04
Other Industries*	7,934,042	201	23.9%	41,284,949	27.2%	5.20
Total	33,365,677	510	100.0%	$ 150,747,310	100.0%	$ 4.52

*Other Industries	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Plastics	939,728	13	2.8%	$ 4,417,624	2.9%	$ 4.70
Education	925,840	8	2.8%	4,464,571	3.0%	4.82
Industrial Equipment Components	858,930	24	2.6%	4,110,749	2.7%	4.79
Metal Fabrication/Finishing	639,114	10	1.9%	3,176,681	2.1%	4.97
Technology & Electronics	525,661	21	1.6%	3,558,481	2.4%	6.77
Chemical	520,132	8	1.6%	2,024,581	1.3%	3.89
Storage	520,540	10	1.6%	2,934,367	1.9%	5.64
Aero Space	455,605	3	1.4%	1,446,498	1.0%	3.17
Business Services	408,606	24	1.2%	3,302,769	2.2%	8.08
Plumbing Equipment/Services	404,712	7	1.2%	1,585,498	1.0%	3.92
Other[2]	1,735,174	73	5.2%	10,263,130	6.7%	5.91
Total	7,934,042	201	23.9%	$ 41,284,949	27.2%	$ 5.20

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2023, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 12/31/2023

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	27,714,431	402	83.1%	$ 122,117,615	81.0%	$ 4.41
Modified Net	3,701,020	63	11.1%	18,979,517	12.6%	5.13
Gross	1,950,226	45	5.8%	9,650,178	6.4%	4.95
Total	33,365,677	510	100.0%	$ 150,747,310	100.0%	$ 4.52

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	16,821,120	405	50.4%	$ 82,322,082	54.6%	$ 4.89
Single-Tenant	16,544,557	105	49.6%	68,425,228	45.4%	4.14
Total	33,365,677	510	100.0%	$ 150,747,310	100.0%	$ 4.52

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	21,313,056	118	63.8%	$ 84,902,285	56.3%	$ 3.98
Warehouse/Light Manufacturing	8,662,758	41	26.0%	39,790,739	26.4%	4.59
Small Bay Industrial[2]	3,389,863	52	10.2%	26,054,286	17.3%	7.69
Total	33,365,677	211	100.0%	$ 150,747,310	100.0%	$ 4.52

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2023, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 594,134 leased square feet and annualized base rent of $6,930,211. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 12/31/2023

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.60	$ 3,539,875	2.3%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	4.36	2,718,993	1.8%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	12/31/2025	4.89	2,549,829	1.7%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.56	2,341,615	1.6%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.99	2,312,163	1.5%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.51	2,268,180	1.5%
ASW Supply Chain Services, LLC[5]	Cleveland	Logistics & Transportation	5	577,237	11/30/2027	3.67	2,118,373	1.4%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	10/31/2029	3.13	1,968,631	1.3%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.34	1,892,967	1.3%
Winston Products, LLC	Cleveland	Wholesale/Retail	2	266,803	4/30/2032	6.94	1,852,295	1.2%
Total Largest Tenants by Annualized Rent			19	5,743,197		$ 4.10	$ 23,562,921	15.6%
All Other Tenants			491	27,622,480		$ 4.60	$ 127,184,389	84.4%
Total Company Portfolio			510	33,365,677		$ 4.52	$ 150,747,310	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	62	180,664	239,711	75.4%	77.3%	$ 1,721,169	$ 1,725,141	1.1%	$ 9.49
5,000 - 9,999	73	515,051	608,271	84.7%	84.9%	4,479,521	4,479,521	3.0%	8.70
10,000 - 24,999	113	1,924,595	1,961,546	98.1%	98.0%	14,185,854	14,185,854	9.4%	7.37
25,000 - 49,999	91	3,230,594	3,339,711	96.7%	96.7%	18,781,921	18,781,921	12.5%	5.81
50,000 - 99,999	77	5,391,983	5,530,500	97.5%	97.5%	24,574,958	24,574,958	16.3%	4.56
100,000 - 249,999	64	10,405,372	10,627,944	97.9%	97.9%	44,389,989	44,389,989	29.4%	4.27
> 250,000	30	11,717,418	11,717,418	100.0%	100.0%	42,613,898	42,613,898	28.3%	3.64
Total / Weighted Average	510	33,365,677	34,025,101	98.1%	98.1%	$ 150,747,310	$ 150,751,282	100.0%	$ 4.52

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2023, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of December 31, 2023 plus annualized base rent for leases signed but not commenced as of December 31, 2023.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of December 31, 2023 plus annualized base rent for leases signed but not commenced as of December 31, 2023, divided by leased square feet plus uncommenced leased square feet.
5)	Inclusive of a single 44,800 square feet lease expired on December 31, 2023. The remaining balance of the square footage has an expiration date of November 30, 2027.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 12/31/2023

Primary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta[3]	11	13	99.9%	2,086,835	6.1%	$ 9,754	6.5%
Chicago	39	40	99.6%	6,624,335	19.5%	30,279	20.1%

Secondary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	2	100.0%	268,713	0.8%	$ 2,119	1.4%
Charlotte	1	1	100.0%	155,220	0.5%	1,229	0.8%
Cincinnati[3]	10	12	95.0%	2,710,964	8.0%	10,817	7.2%
Cleveland	16	19	98.6%	3,979,209	11.7%	18,555	12.3%
Columbus	15	15	100.0%	3,757,614	11.0%	13,629	9.0%
Indianapolis	17	17	95.6%	4,085,169	12.0%	15,140	10.0%
Jacksonville[3]	8	28	99.6%	2,132,396	6.3%	15,596	10.4%
Kansas City	1	1	69.1%	221,911	0.6%	558	0.4%
Memphis	25	49	96.6%	4,783,046	14.1%	17,858	11.8%
St. Louis	12	14	99.4%	3,219,689	9.4%	15,213	10.1%
Total	156	211	98.1%	34,025,101	100.0%	$ 150,747	100.0%

Total Acquisition and Replacement Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[4]	Gross Real Estate Assets[5]	% Gross Real Estate Assets	Replacement Cost[6]
Atlanta	GA	13	$ 111,988	$ 107,964	6.9%	$ 154,583
Chicago	IL, IN, WI	40	279,750	275,312	17.7%	710,499
Boston	ME	2	19,023	19,275	1.2%	40,729
Charlotte	NC	1	20,400	18,999	1.2%	20,821
Cincinnati	OH, KY	12	106,705	109,975	7.1%	190,851
Cleveland	OH	19	201,550	190,839	12.3%	362,436
Columbus	OH	15	157,624	149,170	9.6%	293,943
Indianapolis	IN	17	149,251	141,927	9.1%	356,416
Jacksonville	FL, GA	28	159,621	149,102	9.6%	219,679
Kansas City	MO	1	8,600	9,057	0.6%	20,451
Memphis	MS, TN	49	185,407	183,830	11.8%	349,852
St. Louis	IL, MO	14	213,787	201,208	12.9%	325,818
Total		211	$ 1,613,706	$ 1,556,658	100.0%	$ 3,046,078

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Charlotte, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2023, multiplied by 12. Excludes rent abatements.
3)	During Q1 2023, the 154,692 square feet development property in Cincinnati was placed in-service. During Q3 2023, the 40,572 and 180,000 square feet development properties in Jacksonville and Atlanta, respectively, were placed in-service. During Q4 2023, the 39,750 square feet devlopment property in Jacksonville was placed in-service.
4)	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance to GAAP of development properties placed in-service.
5)	The gross book value of real estate assets as of December 31, 2023 excludes development projects of $3,412, $2,456 in leasehold improvements and assets related to corporate activities, our regional property management office in Columbus of $4,495, and the finance lease right-of-use asset of $845 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.
6)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) loss on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition, dispositions and developments and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of an REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We define FFO, consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items such as dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related expenses for transactions not completed, and certain non-cash operating expenses such as impairment on real estate lease, appreciation/(depreciation) of warrants and loss on extinguishment of debt. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period over period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFOfor certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management's analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2021. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2022 or 2023 (8 buildings representing approximately 935,000 of rentable square feet) or under contract for sale. For 2023, the Same Store Portfolio consists of 137 properties aggregating 30.8 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.